Exhibit (h)(11)

EXECUTION VERSION

AMENDMENT NUMBER 6 TO SUB-ADMINISTRATION AGREEMENT

This Amendment to the Sub-Administration Agreement (the “Amendment”) is made as of January 1, 2025 by and between MML Investment Advisers, LLC (the “Administrator”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”). Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Administrator and the Sub-Administrator entered into a Sub-Administration Agreement dated as of April 1, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Administrator and the Sub-Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

(a)	Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto as Exhibit 1.

(b)	Appendix B to the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto as Exhibit 2.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties consent to the use of electronic or digital technology for the execution of this Amendment, and that delivery of the executed Amendment or counterpart of the Amendment by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Amendment or counterpart or the Amendment.

[Signature Page follows.]

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/Ellen Goldberg
Name:	Ellen Goldberg
Title:	Vice President

MML INVESTMENT ADVISERS, LLC

By:	/s/Douglas R. Steele
Name:	Douglas R. Steele
Title:	President

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL SELECT FUNDS

By:	/s/Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL PREMIER FUNDS

By:	/s/Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL ADVANTAGE FUNDS

By:	/s/Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND

By:	/s/Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

2

Exhibit 1

Appendix A

MassMutual Select Funds

Portfolios

MassMutual 20/80 Allocation Fund
MassMutual 40/60 Allocation Fund
MassMutual 60/40 Allocation Fund
MassMutual 80/20 Allocation Fund
MassMutual Blue Chip Growth Fund
MassMutual Diversified Value Fund
MassMutual Equity Opportunities Fund
MassMutual Mid Cap Growth Fund
MassMutual Mid Cap Value Fund
MassMutual Overseas Fund
MassMutual RetireSMARTSM by JP Morgan 2020 Fund
MassMutual RetireSMARTSM by JP Morgan 2025 Fund
MassMutual RetireSMARTSM by JP Morgan 2030 Fund
MassMutual RetireSMARTSM by JP Morgan 2035 Fund
MassMutual RetireSMARTSM by JP Morgan 2040 Fund
MassMutual RetireSMARTSM by JP Morgan 2045 Fund
MassMutual RetireSMARTSM by JP Morgan 2050 Fund
MassMutual RetireSMARTSM by JP Morgan 2055 Fund
MassMutual RetireSMARTSM by JP Morgan 2060 Fund
MassMutual RetireSMARTSM by JP Morgan 2065 Fund
MassMutual RetireSMARTSM by JP Morgan In Retirement Fund
MassMutual Select T. Rowe Price Bond Asset Fund
MassMutual Select T. Rowe Price International Equity Fund
MassMutual Select T. Rowe Price Large Cap Blend Fund
MassMutual Select T. Rowe Price Real Assets Fund
MassMutual Select T. Rowe Price Retirement 2005 Fund
MassMutual Select T. Rowe Price Retirement 2010 Fund
MassMutual Select T. Rowe Price Retirement 2015 Fund
MassMutual Select T. Rowe Price Retirement 2020 Fund
MassMutual Select T. Rowe Price Retirement 2025 Fund
MassMutual Select T. Rowe Price Retirement 2030 Fund
MassMutual Select T. Rowe Price Retirement 2035 Fund
MassMutual Select T. Rowe Price Retirement 2040 Fund
MassMutual Select T. Rowe Price Retirement 2045 Fund
MassMutual Select T. Rowe Price Retirement 2050 Fund
MassMutual Select T. Rowe Price Retirement 2055 Fund
MassMutual Select T. Rowe Price Retirement 2060 Fund
MassMutual Select T. Rowe Price Retirement 2065 Fund
MassMutual Select T. Rowe Price Retirement Balanced Fund
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
MassMutual Small Cap Growth Equity Fund
MassMutual Small Cap Value Equity Fund
MassMutual Small Company Value Fund

3

MassMutual Total Return Bond Fund
MM Equity Asset Fund
MM S&P 500® Index Fund

MassMutual Premier Funds

Portfolios

MassMutual Balanced Fund
MassMutual Core Bond Fund
MassMutual Disciplined Growth Fund
MassMutual Disciplined Value Fund
MassMutual Diversified Bond Fund
MassMutual Global Fund
MassMutual High Yield Fund
MassMutual Inflation-Protected and Income Fund
MassMutual International Equity Fund
MassMutual Short-Duration Bond Fund
MassMutual Small Cap Opportunities Fund
MassMutual Strategic Emerging Markets Fund
MassMutual U.S. Government Money Market Fund*

MassMutual Advantage Funds

Portfolios

MassMutual Clinton Limited Term Municipal Fund
MassMutual Clinton Municipal Credit Opportunities Fund
MassMutual Clinton Municipal Fund
MassMutual Emerging Markets Debt Blended Total Return Fund
MassMutual Global Credit Income Opportunities Fund
MassMutual Global Floating Rate Fund

MML Series Investment Fund

Portfolios

MML Aggressive Allocation Fund
MML American Funds Core Allocation Fund
MML American Funds Growth Fund
MML Balanced Allocation Fund
MML Blue Chip Growth Fund
MML Conservative Allocation Fund
MML Equity Income Fund
MML Equity Index Fund
MML Focused Equity Fund
MML Foreign Fund
MML Fundamental Equity Fund
MML Fundamental Value Fund
MML Global Fund
MML Growth Allocation Fund
MML Income & Growth Fund
MML International Equity Fund
MML Large Cap Growth Fund
MML Managed Volatility Fund

4

MML Mid Cap Growth Fund
MML Mid Cap Value Fund
MML Moderate Allocation Fund
MML Small Cap Growth Equity Fund
MML Small Company Value Fund
MML Small/Mid Cap Value Fund
MML Sustainable Equity Fund
MML Total Return Bond Fund

MML Series Investment Fund II

Portfolios

MML Blend Fund
MML Dynamic Bond Fund
MML Equity Fund
MML Equity Rotation Fund
MML High Yield Fund
MML Inflation-Protected and Income Fund
MML iShares® 60/40 Allocation Fund
MML iShares® 80/20 Allocation Fund
MML Managed Bond Fund
MML Short-Duration Bond Fund
MML Small Cap Equity Fund
MML Strategic Emerging Markets Fund
MML U.S. Government Money Market Fund* *Portfolio does not require Form N-PORT Services.

5

Exhibit 2

Appendix B

Sub-Administration Agreement

Summary of Administration Functions

Amended as of January 1, 2025

MassMutual Select Funds

MassMutual Premier Funds

MassMutual Advantage Funds

MML Series Investment Fund

MML Series Investment Fund II

6

Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor/Tax (A) or Counsel (C)
Compliance
Monitor portfolio compliance in accordance with the Fund’s current Prospectus and SAI.	Perform tests of certain specific portfolio activity designed from provisions of the Fund's Prospectus and SAI. Follow up on potential violations.

Continuously monitor portfolio activity and Fund operations in conjunction with 1940 Act, Prospectus, SAI and any other applicable laws and regulations. Monitor testing results and approve resolution of compliance issues.

A/C - Provide consultation as needed on compliance issues.

Frequency: Daily

Provide compliance summary package.	Provide a report of compliance testing results.	Review report.	A/C - Provide consultation as needed.

Frequency: Monthly

Perform asset diversification testing to establish qualification as a RIC under IRC Section 851 (b) (3).	Perform asset diversification tests at each tax quarter-end. Follow up on issues.	Continuously monitor portfolio activity in conjunction with IRS requirements. Review test results and take any necessary action Approve tax positions taken.

A – In conjuction with MassMutual and tax service provider, provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Review quarter-end tests on a current basis.

C – Provide consultation as needed.

Frequency: Quarterly

7

Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor/Tax (A) or Counsel (C)
Perform qualifying income testing to establish qualification as a RIC under IRC section 851(b)(2).	Perform qualifying income testing on quarterly basis and as may otherwise be necessary. Follow up on issues.	Continuously monitor portfolio activity in conjunction with IRS requirements. Review test results and take any necessary action. Approve tax positions taken.	A- In conjuction with MassMutual and tax service provider, consult as needed on tax accounting positions to be taken. Review in conjunction with year-end audit. C- Provide consulation as needed.

Frequency: Quarterly

Treasury SErvices
Prepare the Fund's annual expense budget. Establish daily accruals.	Prepare preliminary expense budget. Notify fund accounting of new accrual rates.	Provide asset level projections. Approve expense budget.

Frequency: Annually (or as needed for new funds, liquidating funds, or merging funds)

8

Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor/Tax (A) or Counsel (C)

Monitor the Fund's expense budget. Review the Fund's multi-class expense differentials.	Monitor actual expenses updating budgets/expense accruals. Review expense differentials among classes to ensure consistency with Rule 18f-3 or the Fund’s exemptive application and the Fund’s private letter ruling or published ruling.	Provide asset level projections quarterly. Provide vendor information as necessary. Review expense analysis and approve budget revisions.	C/A - Provide consultation as requested.

Frequency: Quarterly/Monthly (custody)(or as needed))

Receive and coordinate payment of fund and escrow expenses.	Propose allocations of invoice(s) among Funds and obtain authorized approval to process payment.	Approve invoice(s) and allocations of payments. Send invoice(s) to State Street in a timely manner.

Frequency: As often as necessary

Prepare Quarterly Deferred Compensation statemements for fund Trustees.	Calculate quarterly gain/loss on shadow investments and prepare statements. Deliver statements to Trustees.	Approve calculations and statements. Communicate any change in status to State Street in a timely manner.	C - Provide consultation as requested.

Frequency: Quarterly

9

Treasury SErvices
Review the Fund's multi-class dividend calculation procedures. Calculate periodic dividend rates to be declared in accordance with management guidelines.

Calculate dividends in accordance with methodology for each class to ensure consistency with Rule 18f-3 or the Fund’s exemptive application and the Fund's private letter ruling or published ruling. Calculate amounts available for distribution. Coordinate review by management and auditors. Notify custody and transfer agent of authorized dividend rates in accordance with Board approved policy.

Establish and maintain dividend and distribution policies. Review and approve dividend calculation methodologies for each class. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.

A - Review and approve dividend calculation methodology for each class of shares. Provide consultation as requested. A - Review and concur with proposed distributions (annually and spillback).

Frequency: Daily dividend distributions for certain Funds/ Annually (Spillback & Excise)(or as required for closing/merging funds)

Calculate total return information on Funds as defined in the current Prospectus and SAI.	Provide total return calculations. Provide one month, three month, one year, five year, year-to-date and inception (various) performance calculations on a monthly basis. Also, include five year and since inception average annual calculations.	Review performance information prepared by State Street. Prepare additional performance calculations utilizing historical SIA performance.

Frequency: Monthly

10

Prepare responses to major industry questionnaires such as Lipper, ICI, Morningstar.	Prepare, coordinate as necessary, and submit responses to the appropriate agency.	Identify the services to which the Funds report. Provide information as requested.

Frequency: As often as necessary

TREASURY SERVICES
Prepare financial information for presentation to Fund Management and Board of Directors.	Prepare selected portfolio and financial information for inclusion in board material.	Review financial information.

Frequency: Quarterly

11

FINANCIAL REPORTING

Coordinate the annual audit, semi-annual preparation and printing of financial statements and notes, with management, fund accounting and the fund auditors. Provide quarterly Part F for client’s Form N-PORT filing.

Draft and manage production cycle. Assist in resolution of accounting issues. Draft statements and coordinate auditor and management review, and clear comments.

Approve production cycle and assist in managing to the cycle. Coordinate review and approval by portfolio managers of portfolio listings to be included in Tailored Shareholder Reports (TSR). Review and approve entire report. Mail reports to shareholders. Make appropriate representations in conjunction with audit.

A - Perform audit and issue opinion on annual financial statements. A/C - Review reports.

Frequency: Quarterly Part F, Semiannual and Annual NCSR

12

TREASURY SERVICES
Prepare amendments to Registration Statement.	Provide information as requested.

Coordinate the preparation and filing of post-effective amendments. Coordinate with outside printers the Edgar conversion, filing with the SEC. Provide updates on board actions taken that would impact the registration structure. Coordinate printing of prospectus with third party vendor. Review and approve. Mail to shareholders.

A - Provide consents as appropriate.

Frequency: Annual update (includes updating financial highlights, expense tables, ratios)

Prepare Prospectus/SAI supplements.	Provide information as requested.	Coordinate the preparation of Prospectus and SAI supplements. File with the SEC via Edgar. Review and approve. Coordinate printing of supplements.

Frequency: As often as required

13

TREASURY SERVICES
Coordinate the preparation and filing of Form 24f-2 Notice.	Accumulate capital stock information and draft Form 24f-2 Notice. Coordinate filing of approved Form with SEC via Edgar.	Review and approve filing.

Frequency: Annually

Respond to SEC audits.	Provide consultation as needed. (May apply to all internal SSC groups, as applicable, in addition to Treasury Services.)	Coordinate with regulatory auditors to provide requested documentation and resolutions to inquiries.	C/A - Provide consultation as requested.

Frequency: As needed

FUND ADMINISTRATION LEGAL SERVICES
Coordinate the preparation and filing of the Massachusetts Business Trust filing.	Accumulate total shares outstanding by trust and draft the filing. Coordinate payment and file with the Secretary of State’s office.	Review and approve filing.	C – Filing is completed by State Street Legal team.

Frequency: Annually

14

Review and coordinate the filing of the annual N-PX filing. Frequency: Annually	Provide accurate fund list and review filing. Coordinate filing with SEC with Vendor.	Review and approve filing.	C – N-PX filing is coordinated by State Street Legal team and MassMutual.

15

Appendix B2

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services” or, for purposes of this Appendix B2, the “Services”)

(a)	Standard Form N-PORT and Form N-CEN Reporting Solution (Data and Filing):

•	Subject to the receipt of all required data, documentation, assumptions, information, and assistance from the Administrator (including from any third parties with whom the Administrator will need to coordinate in order to produce such data, documentation, and information), the Sub-Administrator will use such required data, documentation, assumptions, information, and assistance from the Administrator, the Sub-Administrator’s internal systems and, in the case of Trusts not administered by the Sub-Administrator or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT completed on the standard template for review and approval by the Administrator and (ii) annual updates of Form N-CEN for review and approval by the Administrator.

•	The Administrator acknowledges and agrees that it will be responsible for reviewing and approving each such draft Form N-PORT completed on the standard template and Form N-CEN update.

•	Following review and final approval by the Administrator of each such draft Form N-PORT completed on the standard template and Form N-CEN update, and at the direction of and on behalf of the Administrator, the Sub-Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN, and maintain a record thereof as required pursuant to this Agreement, and (ii) electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each of the Portfolios (the “Portfolios” and each a “Portfolio”) of the Trust(s) listed on Appendix A to the Agreement unless noted otherwise. The Form N-CEN Services will be provided with respect to each Trust listed on Appendix A to the Agreement.

(b)	Quarterly Portfolio of Investments Services:

•	Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Sub-Administrator will use such Required Data from the Administrator, the Sub-Administrator’s internal systems, and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of the Trust’s first and third fiscal quarter-ends.

•	Following review and final approval by the Administrator of each such draft Portfolio of Investments, and at the direction of and on behalf of the Administrator, the Sub-Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end Form N-PORT filing that is submitted electronically to the SEC.

(c)	Liquidity Risk Measurement Services: Not applicable.

16

Trust Duties, Representations, and Covenants in Connection with the Form N-PORT and Form N-CEN Support Services.

The provision of the Services to the Administrator by the Sub-Administrator is subject to the following terms and conditions:

1.	The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Trust or its affiliates or any Fund, pooled vehicle, security, or other investment or portfolio regarding which the Trust or its affiliates provide services or is otherwise associated (“Trust Entities”) that is generated or aggregated by the Sub-Administrator or its affiliates in connection with services performed on the Trust’s behalf or otherwise prepared by the Sub-Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Sub-Administrator’s obligations, responsibilities, and liabilities with respect to any State Street Data used in connection with other services received by the Administrator or the Trust shall be as provided in such respective other agreements between the Sub-Administrator or its affiliates and the Administrator or the Trust relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Trust Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Sub-Administrator’s or its affiliates’ obligations to the Administrator or the Trust under the Other Trust Agreements.

In connection with the provision of the Form N-PORT and Form N-CEN Support Services, by the Sub-Administrator, the Administrator acknowledges and agrees that it will be responsible for providing the Sub-Administrator with any information requested by the Sub-Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Sub-Administrator, in formats compatible with Sub-Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Sub-Administrator in connection with a Trust reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Sub-Administrator, in its discretion (collectively, the “Onboarding Checklist”), and such other forms and templates as may be used by the Sub-Administrator for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Administrator), including, without limitation, arranging for the provision of data from the Trust, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Sub-Administrator (or any of its affiliates) in its capacity as a service provider to one or more Trusts, the Sub-Administrator and the Administrator will agree on the scope of the information to be extracted from the Sub-Administrator’s or any of its affiliate’s systems for purposes of the Sub-Administrator’s provision of Form N-PORT and Form N-CEN Support Services, subject to the discretion of the Sub-Administrator, and the Sub-Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Form N-PORT and Form N-CEN Support Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Sub-Administrator to provide the Services.

17

The following are examples of certain types of information that the Administrator is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and the Administrator hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of the Trust (i.e., small or large filer);
•	Identification of any data sourced from third parties;
•	Identification of any securities reported as Miscellaneous; and
•	Any Explanatory Notes included in Form N-PORT Part E.

2.             The Administrator acknowledges that it has provided, or prior to the commencement of Services will have provided, to the Sub-Administrator all material assumptions used by the Administrator or that are expected to be used by the Administrator in connection with the completion of Form N-PORT and Form N-CEN and that it has approved, or prior to the commencement of Services will have approved, all material assumptions used by the Sub-Administrator in the provision of the Services prior to the first use of the Services. The Administrator will also be responsible for promptly notifying the Sub-Administrator of any changes in any such material assumptions previously notified to the Sub-Administrator by the Administrator or otherwise previously approved by the Administrator in connection with the Sub-Administrator’s provision of the Services. The Administrator acknowledges that the completion of Form N-PORT and Form N-CEN and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;
•	Assumptions necessary in converting data extracts;
•	General operational and process assumptions used by the Sub-Administrator in performing the Services; and
•	Assumptions specific to the Trust.

The Administrator hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Administrator (and/or the Sub-Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3.            The Administrator acknowledges and agrees on the following matters:

(A)         The Administrator has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests, and calculations used in the Services), and the Administrator has determined that the Services are suitable for its purposes. None of the Sub-Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents, or service providers (collectively, including the Sub-Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B)          The Administrator assumes full responsibility for complying with all securities, tax, commodities, and other laws, rules and regulations applicable to it. The Sub-Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Sub-Administrator is not providing any customization, guidance, or recommendations. Where the Administrator uses Services to comply with any law, regulation, agreement, or other Trust obligation, the Sub-Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Sub-Administrator has no obligation of compliance with respect thereto.

18

(C)          The Administrator may use the Services and any reports, charts, graphs, data, analyses, and other results generated by the Sub-Administrator in connection with the Services and provided by the Sub-Administrator to the Administrator (“Materials”), provided, that the terms “Materials” and “Services” as used in this Appendix B2 shall not include the Trust or Portfolios’ underlying data unmodified by the Services or the as-filed versions of the Form N-PORT, Form N-CEN and Portfolio of Investments filings), as follows (a) for the internal business purposes of the Administrator relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT filing and a Form N-CEN filing, including any Portfolio of Investments, if applicable. The Administrator may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors, or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Trust, as well as each Trust’s Board of Trustees (each a “Permitted Person”); provided, however, (i) the Administrator and/or the Trust may not charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Administrator has separate license rights with respect to the use of such Third Party Data, or (iii) the Administrator may not use the Services or Materials in any way to compete or enable any third party to compete with the Sub-Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Administrator, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents, or any other third party, including any client of, or investor or participant in the Trust, or any Permitted Persons (collectively, including the Administrator, “Administrator Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Administrator has separate license rights with respect to the use of such Third Party Data). Without limitation, Administrator Parties shall not themselves nor knowingly, recklessly or negligently permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose, or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials, or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D)          The Administrator shall limit the access and use of the Services and the Materials by any Administrator Parties to a need-to-know basis (which, for the avoidance of doubt, shall include as required to be used to make disclosures pursuant to securities laws applicable to the Administrator) and, in connection with its obligations under this Agreement, the Administrator shall be responsible and liable for all acts and omissions of any Administrator Parties.

19

(E)          The Services, the Materials, and all confidential information of the Sub-Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Sub-Administrator. The Administrator has no rights or interests with respect to all or any part of the Services, the Materials, or the Sub-Administrator’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Administrator automatically and irrevocably assigns to the Sub-Administrator any right, title, or interest that it has, or may be deemed to have, in the Services, the Materials, or the Sub-Administrator’s confidential information, including, for the avoidance of doubt and without limitation, any Administrator Party feedback, ideas, concepts, comments, suggestions, techniques, or know-how shared with the Sub-Administrator relating directly to the Services or Materials (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Administrator.

(F)          The Sub-Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

[Remainder of Page Intentionally Left Blank]

20